UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2009

UNIVERSAL AMERICAN CORP.
(Exact name of Registrant as Specified in Charter)

New York	0-11321	11-2580136
(State of incorporation	(Commission File Number)	(I.R.S. Employer
or organization)		Identification No.)

Six International Drive, Suite 190
Rye Brook, New York 10573
(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On March 16, 2009, Jay Yang resigned from our Board of Directors; Mr. Yang had been the designee of Perry Partners, L.P., Perry Partners International, Inc., Perry Private Opportunities Offshore Fund, L.P., and Perry Private Opportunities Fund, L.P. pursuant to our Stockholders’ Agreement dated as of September 21, 2007. On the date of his resignation, Mr. Yang informed us that he resigned for reasons other than any disagreement with us on any matter relating to our operations, policies or practices, and that there does not exist any such disagreement with us.

On March 18, 2009, pursuant to our Stockholders’ Agreement, the Perry entities informed us that they are designating Richard Perry to serve on our Board of Directors as their designee. In accordance with the terms of our Stockholders’ Agreement, we will appoint Mr. Perry to our Board.

Mr. Perry, age 54, co-founded Perry Capital in 1988. Prior to 1988, Mr. Perry was in the equity arbitrage area of Goldman, Sachs & Co.  He was also an adjunct associate professor at the Stern School of Business at New York University, where he taught a course in the finance department.  Mr. Perry serves on the boards of directors of Sears Holdings Corporation, Capital Business Credit LLC, and Endurance Specialty Insurance, Ltd.  Mr. Perry is a member of the boards of trustees of Milton Academy, Facing History and Ourselves, Harlem Children’s Zone and the University of Pennsylvania. Mr. Perry earned an MBA at New York University’s Stern School of Business in 1980, and a BS at the University of Pennsylvania’s Wharton School in 1977.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL AMERICAN CORP.

By:	/s/ Mitchell J. Stier
Mitchell J. Stier
Senior Vice President and General Counsel

Date:  March 18, 2009